Exhibit 10.3

                               SECURITY AGREEMENT

     This SECURITY AGREEMENT (this "AGREEMENT") is dated as of December 5, 2001, by and between Gum Tech International, Inc., a Utah corporation ("GUM TECH") and Zensano, Inc., a California corporation ("ZENSANO"). Gum Tech and Zensano are sometimes referred to herein collectively as the "PARTIES" and each individually as a "PARTY". Capitalized terms used in this Agreement that are not expressly defined herein have the respective meanings given to them in the Purchase Agreement (as defined below).

                                   BACKGROUND

     Gum Tech, Zensano and Zensano's parent company, Zengen, Inc., a California corporation ("ZENGEN") are parties to that certain Purchase Agreement dated as of December 5, 2001 (the "PURCHASE AGREEMENT") pursuant to which Zensano has sold to Gum Tech, and Gum Tech has purchased from Zensano, effective as of the date hereof, Zensano's forty percent (40%) ownership interest (the "OWNERSHIP INTEREST") in Gel Tech, L.L.C., an Arizona limited liability company ("GEL TECH").

     As partial consideration for its purchase of the Ownership Interest, Gum Tech has issued to Zensano a non-interest bearing promissory note dated as of the date of this Agreement in the original principal amount of Eleven Million Dollars ($11,000,000) (the "PROMISSORY NOTE") and has agreed to make certain other conditional payments under the Purchase Agreement.

     The Parties have agreed that Gum Tech's payment obligations under the Promissory Note and its conditional payment obligations under the Purchase Agreement will be secured by the Collateral (as defined herein), as more specifically provided by this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. GRANT OF SECURITY INTEREST. Gum Tech hereby grants to Zensano a first priority security interest (the "SECURITY INTEREST") in the Ownership Interest, all rights therein and thereunder and all proceeds thereof (collectively, the "COLLATERAL") as security for Gum Tech's obligations under the Promissory Note and Gum Tech's conditional payment obligations under Sections 2.2(b), 2.2(c),
2.5 and 2.7 of the Purchase Agreement.

     2. DELIVERY OF CERTIFICATES. If at any time during the effectiveness of this Security Agreement, Gel Tech issues or causes to be issued any certificate or similar document evidencing the ownership by Gum Tech of the Ownership Interest, Gum Tech will promptly deliver such certificate or other document to Zensano together with a duly executed power of transfer with respect thereto (collectively, the "TRANSFER DOCUMENTS"), which documents Zensano will hold in trust pending the expiration or earlier termination of this Agreement or the exercise by Zensano of its rights under SECTION 7. Upon the expiration or earlier termination of this Agreement, if Zensano has not exercised its rights under SECTION 7, Zensano will promptly deliver the Transfer Documents to Gum Tech.

     3. FINANCING STATEMENTS. Gum Tech will join in executing or will execute individually, as appropriate, all necessary financing statements and similar documents (collectively, "FINANCING STATEMENTS") reasonably required by, and prepared by, Zensano to perfect and protect the Security Interest granted hereunder. Filing for registration or recordation of any and all Financing Statements will be undertaken by Zensano at Zensano's sole cost. To the extent that such Financing Statements do not require any signatures by the Parties, Zensano is authorized to file or record such Financing Statements in the offices deemed appropriate by it. Zensano will promptly delivery to Gum Tech copies of all Financing Statements filed by Zensano in connection with this Agreement together with a list of each jurisdiction in which such Financing Statements are filed from time to time.

     4. TERMINATION OF SECURITY INTEREST AND FINANCING STATEMENTS. The Security Interest will automatically terminate and be of no further force or effect immediately upon (i) full satisfaction by Gum Tech of its obligations under the Promissory Note, and (ii) full satisfaction or termination (as the case may be) of Gum Tech's conditional payment obligations under Sections 2.2(b), 2.2(c), 2.5 and 2.7 of the Purchase Agreement. Forthwith (and in any event within ten (10) Business Days) after full satisfaction and/or termination of Gum Tech's obligations under the Promissory Note and Sections 2.2(b), 2.2(c), 2.5 and 2.7 of the Purchase Agreement, Zensano will cause to be cancelled, discharged and released, at its sole cost, all Financing Statements and registrations or recordations thereof. If after the expiration of such ten (10) Business Days, Zensano, has failed to comply with its obligations under this SECTION 4, then effective as of such time, Zensano hereby irrevocably appoints Gum Tech as attorney and agent for, and in the name and on behalf of Zensano to prepare, execute, deliver and record to and with all applicable Persons all such agreements, instruments and documents as Gum Tech deems reasonably necessary or appropriate to properly discharge, cancel and release the registration or recordation of any and all Financing Statements made or filed by or on behalf of Zensano or any of its Affiliates in connection with this Agreement, and Zensano hereby ratifies and confirms all that Gum Tech may lawfully do or cause to be done by virtue of the appointment herein of Gum Tech as the attorney and agent for Zensano for the limited purposes described herein. All costs (including reasonable attorney's fees and expenses) incurred by Gum Tech acting in its capacity as the attorney and agent of Zensano for the limited purposes described herein will constitute a debt owed by Zensano to Gum Tech and will be due and payable immediately upon written demand therefor.

     5. REPRESENTATIONS OF GUM TECH. Except to the extent that such representation is untrue, inaccurate or incomplete due to a misrepresentation or breach of warranty by Zengen or Zensano under the Purchase Agreement, (i) Gum Tech is the legal and equitable owner of the Ownership Interest, together with the other rights and interests comprising the Collateral described above, subject to no Encumbrances, and has full power and lawful authority to pledge, assign and grant a security interest in the Collateral hereunder, and (ii) there is no existing agreement, option, right or privilege capable of becoming an

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agreement  or option  pursuant  to which Gum Tech could be  required  to sell or otherwise dispose of all or a part of the Ownership Interest. Gum Tech has not executed, and has no actual knowledge of, any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except (i) such as may have been filed pursuant to this Agreement, or (ii) such as may have been filed by Zensano or any of its Affiliates before the date hereof.

     6. COVENANTS OF GUM TECH. Gum Tech hereby covenants and agrees that during the effectiveness of this Agreement, it will:

          (a) perform and comply, in all material respects, with all obligations and conditions on its part to be performed hereunder and under the Promissory Note;

          (b) defend its title to the Collateral and the interest of Zensano in the Collateral pledged hereunder against the claims and demands of all Persons;

          (c) not, without Zensano's prior written consent, directly or indirectly create, incur, assume or suffer to exist any Encumbrance on or with respect to any part of the Collateral that ranks higher in priority to the Security Interest, and Gum Tech will, at its own cost and expense, promptly take such action as may be necessary to discharge any such Encumbrance; PROVIDED, however, that this SECTION 6(C) will not apply to any Encumbrance on the Collateral that existed on or before the date hereof based on any act or omission of Zensano, Zengen or any Affiliate thereof;

          (d) keep accurate and complete records of the Collateral and, upon reasonable prior notice, will permit representatives of Zensano during normal business hours of Gum Tech to inspect Gel Tech's Articles of Organization, as amended, Operating Agreement and other company documents directly pertaining to the Collateral. Upon the occurrence and continuation of any Event of Default, at Zensano's request, Gum Tech will promptly deliver copies of such documents to Zensano;

          (e) give Zensano written notice of any change of Gum Tech's corporate domicile within thirty (30) days before the effectiveness of such change, and will execute and deliver such instruments and documents as may be required and prepared by Zensano, at Zensano's sole cost, to maintain a first priority perfected security interest in the Collateral; and

          (f) give Zensano prompt written notice of any security interest in the Ownership Interest granted by Gum Tech to any Person (other than Zensano).

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     7. DEFAULT AND  REMEDIES.  Subject to SECTION 8, if an Event of Default (as
that term is defined in the Promissory Note) occurs with respect to Gum Tech, or Gum Tech fails to comply with its conditional payment obligations under any of Sections 2.2(b), 2.2(c), 2.5 or 2.7 of the Purchase Agreement, then, following written notice thereof by Zensano to Gum Tech thereof, and the failure by Gum Tech within ten (10) Business Days following delivery of such notice to cure such Event of Default or to satisfy its conditional payment obligations under Sections 2.2(b), 2.2(c), 2.5 or 2.7 of the Purchase Agreement, the following will apply:

          (a) Zensano may exercise any and all of the rights and remedies of Zensano provided by the Uniform Commercial Code Section 9000, ET SEQ. with respect to the Security Interest.

          (b) Zensano will cause the Collateral to be sold at a public or private sale and will use all reasonable efforts to sell the Collateral for the fair market value thereof. At any such public or private sale, each of Gum Tech and Zensano will be entitled to bid on the Collateral in the same manner as any member of the public. Zensano will give Gum Tech reasonable notice of the time and place of any public sale of the Collateral, or of the date upon which any private sale or any other intended disposition of Collateral is to be made. Notice by Zensano of any intended private sale will include a right offered to Gum Tech to bid on and purchase the Collateral for a price greater than that negotiated in such private sale. The requirement of reasonable notice to Gum Tech will be met if such notice is given or delivered as provided in SECTION 14 at least ten (10) Business Days before the time of any such sale or disposition.

          (c) The rights, powers and remedies afforded the Parties by this Agreement are in addition to all rights, powers and remedies afforded the Parties by virtue of any applicable Law or Governmental Order. The rights, privileges, powers, and remedies afforded Zensano hereunder and under applicable Laws and Governmental Orders are cumulative, and no single or partial exercise of any of them will preclude the further or other exercise of the same or any of them.

          (d) Any forbearance, failure or delay by Zensano in exercising any right, power or remedy under this Agreement will not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy under this Agreement will not preclude the further exercise thereof. Every right, power and remedy of Zensano hereunder will continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Zensano or this Agreement is terminated in accordance with its terms.

     8. LIMITATION ON EXERCISE OF REMEDIES. The Parties acknowledge and agree that Zensano will not be entitled to exercise its rights and remedies under
SECTION 7 if Gum Tech does not pay any amount or delays in the payment of any amount under the Promissory Note or under any of Sections 2.2(b), 2.2(c), 2.5 or
2.7 of the Purchase Agreement where such non-payment or delay of payment is based on any claim for set-off made reasonably and in good faith by Gum Tech pursuant to the provisions of Section 6.10 of the Purchase Agreement, even if such set-off claim or the amount thereof is ultimately rejected or reduced under

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
the procedures established in Section 6.10 of the Purchase Agreement for the resolution of any such set-off claim. Zensano may not initiate or proceed with any collection, foreclosure or other actions under this Agreement until such set-off claim of Gum Tech has been disposed of pursuant to the provisions of
Section 6.10 of the Purchase Agreement, and then only for amounts owing by Gum Tech under the Promissory Note or under any of Sections 2.2(b), 2.2(c), 2.5 or
2.7 of the Purchase Agreement from the date of such disposition.

     9. APPLICATION OF PAYMENTS ON SALE OR DISPOSITION OF COLLATERAL. All proceeds received and realized by Zensano from the sale or disposition of Collateral will be applied by Zensano, as the case may be, in the following order:

          (a) first, to the payment of all reasonable costs and expenses of such sale or disposition incurred by Zensano, including any such costs and expenses of foreclosure of suit, if any, reasonable attorney's fees and expenses and payment, if required, of all taxes, assessments or liens superior to the Security Interest;

          (b) second, to all outstanding amounts payable by Gum Tech under the Promissory Note and/or under Sections 2.2(b), 2.2(c), 2.5 and 2.7 of the Purchase Agreement, as the case may be;

          (c) third, to each Person legally entitled to any of such proceeds, where Zensano is required by Law or Governmental Order to make payment to such Person out of such proceeds; and

          (d) fourth, to Gum Tech or its successors and assigns.

     10. RIGHTS ON SALE OF OWNERSHIP INTEREST. If during the effectiveness of this Agreement, Gum Tech or any Affiliate thereof sells, conveys or transfers the Ownership Interest to a Third Party Purchaser, then the aggregate amounts outstanding and payable under the Promissory Note at the time of the closing of such sale, conveyance or transfer will accelerate and be payable in full no later than fifteen (15) days after the closing of such sale, conveyance or transfer.

     11. ENTIRE AGREEMENT. This Agreement constitutes the entire, final and complete agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, negotiations, communications and understandings, whether written or oral, between or among the Parties with respect to the subject matter hereof. No Party will be bound by or liable for any statement, representation, promise, inducement, or understanding of any kind whatsoever not expressly set forth in the Purchase Agreement, this Agreement or in an agreement entered into pursuant hereto or in connection herewith.

     12. JOINT PREPARATION; INTERPRETATION. This Agreement will be considered for all purposes as having been prepared through the joint efforts of the Parties. No presumption will apply in favor of any Party in the interpretation of this Agreement or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof.

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
     13. MODIFICATION AND AMENDMENT. This Agreement may not be modified or amended except by an instrument in writing executed by authorized representative of each Party.

     14. NOTICES. Except as otherwise provided in this Agreement, any notice, communication or other document required or permitted to be given or delivered hereunder must be in writing and delivered by hand (including delivery by commercial courier service), by registered or certified U.S. mail (postage prepaid, return receipt requested) or electronic facsimile transmission to the applicable address(es) specified below:

     if to Zensano, to:

          Zensano, Inc.
          21800 Oxnard Street, Suite 980
          Woodland Hills, California 91367
          Attention: Matthew C. Lipton
          Fax: (818) 884-5988

     with a copy to:

          Morgan, Lewis & Bockius LLP
          300 South Grand Avenue, Suite 2200
          Los Angeles, California
          90071-31323
          Attention: Matthew Burns
          Fax: (213) 612-2554

     if to Gum Tech, to:

          Gum Tech International, Inc.
          2375 East Camelback Road, Suite 500
          Phoenix, Arizona 85016
          Attention: President
          Fax: (602) 387-4112

     with a copy to:

          Snell & Wilmer L.L.P.
          One Arizona Center
          400 E. Van Buren Street
          Phoenix, Arizona 85004
          Attention: Samuel C. Cowley
          Fax: (602) 382-6070

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     Any notice which requires  action or response by the receiving Party within a contractually or statutorily defined time must reference the contract or statutory provision relied upon and must identify the date on or before which such action or response is required. Any notice which requires action or response in less than thirty (30) days must be served both by same-day or overnight courier and electronic facsimile transmission: Either Party may change its mailing address by notice to the other Party in the manner herein prescribed. Any notice, communication or document delivered pursuant to the provisions hereof will be deemed to have been delivered, if mailed, upon the earlier of (i) actual receipt by the addressee, (ii) the date shown on the return receipt of such mailing, or (iii) three (3) Business Days after deposit in the mail. Any notice, communication or document delivered by hand (including commercial courier service) will be deemed to have been delivered upon the earlier of (i) actual receipt by the addressee, and (ii) the first Business Day after deposit of such notice, communication or document with such courier service. Any notice, communication or document delivered by electronic facsimile will be deemed to have been delivered when sent (provided that a transmission record is maintained by the sending Party), so long as it was received during the receiving Party's normal working hours (8:00 a.m. to 5:00 p.m. local time) on a Business Day, and otherwise such delivery will be deemed to be made as of the next succeeding Business Day.

     15. DATES AND TIMES. Dates and times set forth in this Agreement for the performance of the respective obligations of the Parties will be strictly construed, time being of the essence of this Agreement. All provisions in this Agreement which specify or provide a method to compute a number of days for the performance, delivery, completion or observance by a Party of any action, covenant, agreement, obligation or notice hereunder will mean and refer to calendar days, unless otherwise expressly provided. If the date specified or computed under this Agreement for the performance, delivery, completion or observance of a covenant, agreement, obligation or notice by any Party, or for the occurrence of any event provided for herein, is a day other than a Business Day, then the date for such performance, delivery, completion, observance or occurrence will automatically be extended to the next Business Day following such date.

     16. GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the Laws of the State of Arizona, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of Laws.

     17. FORUM FOR DISPUTES. All disputes arising out of, with respect to or in connection with this Agreement or any agreement, instrument or other document entered into or delivered in connection herewith or any of the transactions contemplated hereby will be instituted and maintained only in the state or federal courts of Maricopa County in the State of Arizona.

     18. HEADINGS. The subject headings of the sections of this Agreement are included for convenience of reference only, do not form a part of this Agreement and will not in any way affect the meaning or interpretation of this Agreement or any of its provisions.

     19. FURTHER ASSURANCES. The Parties agree to execute all instruments and documents of further assurance and to do any and all such acts as may be reasonably required to carry out their respective obligations and to consummate the transactions contemplated herein.

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     20.  SUCCESSORS AND ASSIGNS.  This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other Party, which consent will not be unreasonably withheld, except that Zensano may assign its rights and delegate its obligations to Zengen upon written notice to (but without the requirement of consent of) Gum Tech. Effective upon such an assignment and delegation by Zensano to Zengen, the power of attorney granted to Gum Tech by Zensano under SECTION 4 will automatically become an identical power of attorney granted to Gum Tech by Zengen without further documentation thereof or notice with respect thereto.

     21. THIRD PARTY BENEFIT. Nothing in this Agreement, express or implied, will confer on any Person other than the Parties or their respective successors and permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement.

     22. SEVERABILITY. If any provision of this Agreement, or the application of any such provision to any Person or any circumstance, is held to be unenforceable or invalid under any applicable Law or pursuant to any Governmental Order, the Parties will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement will not be affected thereby.

     23. WAIVER OF JURY TRIAL. GUM TECH, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING DIRECTLY UNDER OR WITH RESPECT TO THIS AGREEMENT, BUT ONLY TO THE EXTENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING RELATES DIRECTLY TO THE PROMISSORY NOTE AND GUM TECH'S OBLIGATIONS THEREUNDER (AND NOT WITH RESPECT TO ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING WITH RESPECT TO ANY OBLIGATION OF GUM TECH UNDER THE PURCHASE AGREEMENT), IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. GUM TECH, TO THE EXTENT IT MAY LEGALLY DO SO, HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING WILL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ZENSANO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 23 WITH ANY STATE OR FEDERAL COURT IN MARICOPA COUNTY, ARIZONA AS WRITTEN EVIDENCE OF THE CONSENT OF GUM TECH TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     24. COUNTERPARTS. This Agreement may be executed, in original form or by electronic facsimile signature, and delivered in any number of counterparts, each of which will be deemed as original and all of which together will constitute one and the same instrument.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

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     IN WITNESS WHEREOF,  the Parties have executed this Agreement  effective as of the day and year first above written.


GUM TECH INTERNATIONAL, INC.


By:
    -----------------------------------
    Carl C. Johnson
    President


ZENSANO, INC.


By:
    -----------------------------------
Name:
    -----------------------------------
Its:
    -----------------------------------

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